QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.12

First Amendment

        This is the first amendment to the Secured Convertible Promissory Note ("Note") dated August 14, 2000 between RevCare, Inc., formerly known as Cypress Financial Services, Inc. (collectively "RevCare") and Russ Mohrmann, RBA Rem-Care, Inc. and Insource Medical Solutions, LLC (collectively known as "Holder"), wherein Holder agrees to extend the maturity date from August 14, 2002 to January 2, 2003.

        All other terms and conditions contained in the original Notes remain in full force and effect.

RevCare, Inc.	Holder

Manuel Occiano CEO	Russ Mohrmann January 10, 2001

QuickLinks

  Exhibit 10.12
First Amendment